Exhibit 10.1

Execution Version

FIFTEENTH AMENDMENT TO

CREDIT AGREEMENT AND MASTER ASSIGNMENT

dated as of

August 25, 2016

among

PETROQUEST ENERGY, INC.,

as Parent,

PETROQUEST ENERGY, L.L.C.,

as Borrower,

TDC ENERGY LLC, as Guarantor

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

J.P. MORGAN SECURITIES LLC,

as Lead Arranger

FIFTEENTH AMENDMENT TO CREDIT AGREEMENT AND MASTER

ASSIGNMENT

THIS FIFTEENTH AMENDMENT TO CREDIT AGREEMENT AND MASTER ASSIGNMENT (this “Fifteenth Amendment”) dated as of August [24], 2016 (the “Fifteenth Amendment Effective Date”), is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, TDC ENERGY LLC, a Louisiana limited liability company, as Guarantor, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.

R E C I T A L S

WHEREAS, the Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower;

WHEREAS, the Borrower has advised Administrative Agent and the Lenders that it intends to offer an exchange of all or a portion of the Senior Notes and the Senior Secured Notes due 2021 by the holders thereof for consideration consisting of new second lien notes due 2021 and Equity Interests (other than Disqualified Capital Stock) of the Parent;

WHEREAS, the Borrower has requested and Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more particularly set forth herein;

WHEREAS, the Required Lenders and the Borrower have agreed to redetermine the Borrowing Base by reducing the Borrowing Base to $0 as provided herein, which redetermination of the Borrowing Base shall not constitute a Scheduled Redetermination or an Interim Redetermination; and

WHEREAS, each Exiting Lender (as defined in Section 5 hereof) is assigning its rights and obligations under the Credit Agreement and the Loan Documents to the Remaining Lender (as defined in Section 5 hereof).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Fifteenth Amendment. Unless otherwise indicated, all article and section references in this Fifteenth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fifteenth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the Fifteenth Amendment Effective Date in the manner provided in this Section 2.

2.1 Amendments to Section 1.02.

(a) The definition of “Permitted Refinancing Debt” is amended to insert “or a portion” after “all” in the second line thereof.

(b) The definition of “Permitted Second Lien Debt” is amended and restated to read in its entirety as follows:

“Permitted Second Lien Debt” means Debt incurred (a) by the Parent pursuant to the Senior Secured Indenture or the Exchange Notes Indenture or (b) by the Parent or the Borrower pursuant to one or more other issuances of Debt (including pursuant to a Senior Secured Supplemental Indenture or an Exchange Notes Supplemental Indenture); provided that (i) the aggregate principal amount of all Debt incurred pursuant to this definition shall not exceed $300,000,000.00 (excluding principal resulting from any interest paid in kind with respect to the Exchange Notes due 2021), (ii) such Debt shall be used by the Parent or the Borrower in connection with the Redemption of the Senior Notes or Senior Secured Notes due 2021 substantially concurrently with the incurrence of such Permitted Second Lien Debt; (iii) with respect to Debt incurred pursuant to clause (b) of this definition, such Debt shall (A) not provide for any scheduled payment of principal (subject to other payments permitted by the Intercreditor Agreement), scheduled mandatory Redemption or scheduled sinking fund payment before the date that is 180 days following the date in clause (a) of the definition of “Maturity Date”, (B) be secured solely by junior Liens on Mortgaged Property which Liens do not have priority over the Liens in favor of the Administrative Agent securing the Indebtedness; and (C) be evidenced and governed by definitive documentation containing (1) with respect to any Senior Secured Supplemental Indenture or Exchange Notes Supplemental Indenture, the same terms (excluding the effect of any most favored nations clause) as, or terms less onerous to the Parent than, the Senior Secured Indenture or Exchange Notes Indenture, as applicable or (2) customary market terms and conditions and otherwise satisfactory to the Administrative Agent in its sole discretion (provided, that solely with respect to any proposed Permitted Second Lien Debt transaction pursuant to this clause (2), the term sheet for such proposed Permitted Second Lien Debt transaction shall be submitted to the Administrative Agent for its approval in its sole discretion and the definitive documentation of such Permitted Second Lien Debt transaction shall be deemed acceptable to the Administrative Agent if the terms of such definitive documentation reflect the terms and conditions set forth in the approved term sheet and contain customary market terms and conditions and otherwise are satisfactory to the Administrative Agent in its sole discretion); and (iv) all Debt incurred pursuant to this definition shall at all times be subject to the Intercreditor Agreement.

(c) The following definitions are added where alphabetically appropriate:

“Exchange Notes Indenture” means an indenture on the terms set forth in the Exchange Offering Memorandum pursuant to which the Exchange Notes due 2021 are issued, as in effect on the Fifteenth Amendment Effective Date.

“Exchange Notes due 2021” has the meaning given to the term “Notes” as defined in the indenture with terms set forth in the Exchange Offering Memorandum, in each case guaranteed by the Borrower and TDC Energy LLC.

“Exchange Notes Supplemental Indenture” means a supplemental indenture to the Exchange Notes Indenture.

“Exchange Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement dated as of August [24], 2016

“Existing Notes” has the meaning set forth in the definition of Specified Exchange.

“Fifteenth Amendment” means the Fifteenth Amendment to Credit Agreement and Master Assignment dated as of August [24], 2016, among the Parent, the Borrower, the Guarantor, Administrative Agent, and the Lenders party thereto.

“Fifteenth Amendment Effective Date” means August [24], 2016.

“Reestablishment Date” means a date consented to by the Administrative Agent and each Lender in their sole discretion following the request for an Interim Redetermination delivered by the Borrower following the Fifteenth Amendment Effective Date; provided that the Lenders and Administrative Agent shall have no obligation to consent to any Reestablishment Date and may indefinitely delay their consent to a Reestablishment Date or reject a request for an Interim Redetermination.

“Redeemed Debt” has the meaning set forth in Section 9.04(b).

“Specified Exchange” means the exchange of a portion of the Senior Notes and the Senior Secured Notes due 2021 (collectively, the “Existing Notes”) by the holders thereof for consideration consisting of Exchange Notes due 2021 and Equity Interests (other than Disqualified Capital Stock) of the Parent; provided that (a) such exchange results in the tender and Redemption of Existing Notes in a minimum amount no less than 80% of the total aggregate principal amount of the Existing Notes outstanding on the Fifteenth Amendment Effective Date and (b) such exchange is consummated on or before September 30, 2016.

2.2 Amendment to Section 2.07(b) of the Credit Agreement. Section 2.07(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b) Scheduled and Interim Redeterminations. After the Reestablishment Date, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on March 31st and September 30th of each year, commencing with the March 31 or September 30 following the Reestablishment Date. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, two times during any 12 month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07; provided that notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent and Lenders shall have no obligation to agree to an Interim Redetermination that would result in the occurrence of the Reestablishment Date (and the Borrower shall not have the right to cause the Borrowing Base to be redetermined prior to any Reestablishment Date).

2.3 Amendment to Section 9.02(l) of the Credit Agreement. Section 9.02(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(l) (i) Permitted Second Lien Debt and guarantees thereof by any Guarantor and (ii) Debt which constitutes Permitted Refinancing Debt of such Permitted Second Lien Debt permitted under the Intercreditor Agreement and any guarantees thereof; in each case, so long as (A) no Default, Event of Default or Borrowing Base Deficiency exists or results from the incurrence of any such Debt (including any incremental advances made to the Parent or Borrower in respect of such Debt under any such credit or loan document or indenture related thereto), (B) after giving effect to such incurrence of Debt (including any such incremental advances), other than the incurrence of Debt in connection with the Specified Exchange, the Borrower is in pro forma compliance with Section 9.01 (for the avoidance of doubt, such pro forma compliance to be tested as if the Financial Covenant Reinstatement Date shall have occurred) and (C) the aggregate principal amount of all such Debt permitted under this Section 9.02(l) does not exceed $300,000,000.00 in the aggregate (excluding principal resulting from any interest paid in kind with respect to the Exchange Notes due 2021).

2.4 Amendment to Section 9.04(b) of the Credit Agreement. Section 9.04(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(b) Redemption of Senior Notes and Bridge Loans; Amendment of Senior Indenture and Bridge Loan Facility. The Parent will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the date in clause (a) of the definition of “Maturity Date”: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, the Bridge Loans, the Converted Term Loan, Senior Exchange Notes or any Permitted Refinancing Debt in respect thereof; provided that the Borrower and/or the Parent may (x) prepay or otherwise Redeem (including pursuant to an exchange) the Senior Notes, the Bridge Loans, the Converted Term Loan and/or the Senior Exchange Notes (the “Redeemed Debt”) with (A) the proceeds of any Permitted Refinancing Debt or Second Lien Permitted Debt (in each case including the exchange of the Exchange Notes due 2021 for such Redeemed Debt in whole or in part) or (B) the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent and, in the case of Senior Notes, following the completion of a tender offer which is substantially concurrent with the issuance of such Permitted Refinancing Debt (or with the proceeds of Second Lien Permitted Debt), (y) issue additional Equity Interests (other than Disqualified Capital Stock) of the Parent in exchange for all or a portion of the Senior Notes or (z) Redeem (in part) the Senior Notes with cash (other than cash constituting proceeds of any Loan); provided that (A) the Borrower shall have, on a pro-forma basis after giving effect to such Redemption (other than the Redemption in connection with the Specified Exchange), Unused Availability under this Agreement of not less than 50% of the aggregate Commitments, (B) no Default or Event of Default shall have occurred and be continuing and (C) after giving effect to such Redemption (other than the Redemption in connection with the Specified Exchange), the Borrower is in pro forma compliance with Section 9.01 (for the avoidance of doubt, such pro forma compliance to be tested as if the Financial Covenant Reinstatement Date shall have occurred); or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Bridge Loan Facility, the Converted Term Loan, the Senior Exchange Notes or any Permitted Refinancing Debt or the Senior Indenture if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon.

2.5 Amendment to Section 9.23 of the Credit Agreement. Section 9.23 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 9.23 Repayment of Permitted Second Lien Debt; Amendment of Terms of Permitted Second Lien Debt Documents. The Parent will not, and will not permit any of the Parent’s Subsidiaries to, prior to the date that is 180 days after the date in clause (a) of the definition of “Maturity Date”: (a) call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Permitted Second Lien Debt; provided, that the Borrower and/or Parent may voluntarily Redeem (including pursuant to an exchange) Permitted Second Lien Debt (i) with the proceeds of any Permitted Refinancing Debt permitted under the Intercreditor Agreement (including the exchange of the Exchange Notes due 2021 for such Permitted Second Lien Debt in whole or in part), (ii) with cash proceeds of an offering of, Equity Interests (other than Disqualified Capital Stock) of the Parent, (iii) with cash proceeds from a sale of any Property other than (A) a sale of any Property that contains proved reserves or (B) a sale, assignment, monetization, transfer, cancellation, termination, unwinding or other disposition of any Swap Agreement, (iv) with the issuance of additional Equity Interests (other than Disqualified Capital Stock) of the Parent in exchange for all or a portion of the Permitted Second Lien Debt, so long as, in the case of the foregoing clauses (ii), (iii) and (iv), no Default or Borrowing Base Deficiency has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with, and in any event within three (3) Business Days following, the receipt of proceeds or confirmation of exchange, as applicable, in respect of such Redemption or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any of the terms of the Permitted Second Lien Debt Documents other than amendments or other modifications that are permitted under the Intercreditor Agreement.

2.6 Amendment to Annex I of the Credit Agreement. Annex I of the Credit Agreement is hereby amended and restated in its entirety and replaced with Annex I attached hereto.

Section 3. Reduction of Borrowing Base to Zero Dollars. The Lenders and the Borrower hereby agree that effective on the Fifteenth Amendment Effective Date, the amount of the Borrowing Base shall be reduced from $22,500,000 to zero dollars. The Lenders party hereto agree that the redetermination provided for in this Section 3 shall not constitute a Scheduled Redetermination or an Interim Redetermination. The Borrowing Base as established herein shall remain in effect unless and until the Administrative Agent and each Lender, in their sole discretion, agree to reestablish a Borrowing Base with an amount greater than zero dollars. The Administrative Agent and Lenders shall have no obligation to reestablish a Borrowing Base with an amount greater than zero dollars.

Section 4. Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof and the provisions of Section 3 and Section 5 hereof shall each be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:

4.1 Exchange Offering Memorandum. Administrative Agent shall have received the Exchange Offering Memorandum.

4.2 Counterparts. Administrative Agent shall have received from the Lenders, the Parent, the Borrower and each Guarantor, counterparts (in such number as may be requested by Administrative Agent) of this Fifteenth Amendment signed on behalf of such Persons.

4.3 Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Fifteenth Amendment.

4.4 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.

4.5 Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or counsel to Administrative Agent may reasonably request.

Administrative Agent is hereby authorized and directed to declare this Fifteenth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to this Fifteenth Amendment for all purposes.

Section 5. Master Assignment. Each of Wells Fargo Bank, N.A., Capital One, National Association, Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia, as a Lender (each, an “Exiting Lender”), hereby sells, assigns, transfers and conveys to JPMorgan Chase Bank, N.A. as a Lender (the “Remaining Lender”), and the Remaining Lender hereby purchases, accepts and assumes all of each such Exiting Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto under the Credit Agreement (including any Letters of Credit) such that, on the Fifteenth Amendment Effective Date, (a) such Remaining Lender shall pay such Exiting Lender in full for all amounts owing to it under the Credit Agreement (including all amounts which have accrued to but excluding the Fifteenth Amendment Effective Date) as agreed and calculated by such Exiting Lender and Administrative Agent in accordance with the Credit Agreement, (b) such Exiting Lender shall (i) cease to be a Lender under the Credit Agreement, as amended hereby, and the Loan Documents and (ii) relinquish its rights (provided that it shall still be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03) and be released from its obligations under the Credit Agreement, as amended hereby, and the other Loan Documents, and (c) the Maximum Credit Amount of each Lender shall be as set forth on Annex I hereto. The foregoing assignments, transfers and conveyances are without recourse to each such Exiting Lender and without any representations or warranties whatsoever by Administrative Agent, the Issuing Bank or such Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, or otherwise, other than the warranty of such Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement, the Notes and the other Loan Documents thereunder for periods prior to the Fifteenth Amendment Effective Date. Each Exiting Lender is executing this Fifteenth Amendment for the sole purpose of evidencing its agreement to Section 5 and Section 6 hereof. The parties hereto agree that the assignments and transfers hereunder shall be deemed for all purposes to comply with Section 12.04 of the Credit Agreement.

Section 6. Miscellaneous.

6.1 Confirmation. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as modified hereby, remain in full force and effect following the effectiveness of this Fifteenth Amendment.

6.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fifteenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect has occurred.

6.3 Loan Document. This Fifteenth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.4 Counterparts. This Fifteenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifteenth Amendment by facsimile transmission or via .pdf shall be effective as delivery of a manually executed counterpart hereof.

6.5 NO ORAL AGREEMENT. THIS FIFTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS FIFTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 GOVERNING LAW. THIS FIFTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.7 FATCA. From and after the Fifteenth Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Fifteenth Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

6.8 RELEASE. EACH OF THE PARENT AND ITS SUBSIDIARIES (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER (COLLECTIVELY, THE “CREDIT PARTIES”), ANY OF ANY CREDIT PARTY’S AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE CREDIT PARTIES. IN PARTIAL CONSIDERATION FOR THE

AGREEMENT OF ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS FIFTEENTH AMENDMENT, EACH OF THE PARENT AND ITS SUBSIDIARIES HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH THE PARENT OR ANY SUBSIDIARY NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY THE PARENT OR ANY SUBSIDIARY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE PARENT OR ANY SUBSIDIARY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.

6.9 Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fifteenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

6.10 Severability. Any provision of this Fifteenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.11 Successors and Assigns. This Fifteenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be duly executed as of the date first written above.

BORROWER:	PETROQUEST ENERGY, L.L.C.

J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

PARENT:	PETROQUEST ENERGY, INC.

J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

GUARANTOR:	TDC ENERGY LLC

J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

ADMINISTRATIVE AGENT: AND REMAINING LENDER	JPMORGAN CHASE BANK, N.A. individually, as a Lender, as Administrative Agent and as Issuing Bank

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Executive Director

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

EXITING LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Matt Turner
	Name:	Matt Turner
	Title:	Vice President

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

EXITING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Matthew Molero
	Name:	Matthew Molero
	Title:	Senior Vice President

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

EXITING LENDER:	IBERIABANK

	By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

EXITING LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Raza Jafferi
	Name:	Raza Jafferi
	Title:	Vice President

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

EXITING LENDER:	THE BANK OF NOVA SCOTIA

	By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

[SIGNATURE PAGE TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	100.00%	$170,000,000.00

TOTAL	100.00%	$170,000,000.00

[ANNEX I TO PETROQUEST FIFTEENTH AMENDMENT AND MASTER ASSIGNMENT]